Exhibit 10.1

ARCA BIOPHARMA, INC.

$20,000,000

Common Stock

(par value $0.001 per share)

AMENDMENT NO. 1

TO

EQUITY DISTRIBUTION AGREEMENT

April 30, 2010

Wedbush Securities Inc.

One Bush Street, Suite 1700

San Francisco, California 94104

Ladies and Gentlemen:

ARCA biopharma, Inc., a Delaware Corporation (the “Company”) and Wedbush Securities Inc. f/k/a Wedbush Morgan Securities, Inc., as sales agent or principal (“Wedbush”) being parties to that certain Equity Distribution Agreement, dated December 8, 2009 (the “Original Agreement”), now desire to, and hereby do, amend the Original Agreement as follows:

SECTION 1. Amendment of the Original Agreement.

(a) All references in the Original Agreement to the phrase “$10 million” and “$10,000,000” are hereby changed to “$20 million” and “$20,000,000,” respectively.

SECTION 2. Miscellaneous.

Except for the changes set forth in Section 1 above, the Original Agreement is in all respects ratified and confirmed; the Original Agreement and this Amendment No. 1 shall effectively constitute one and the same agreement; and all references in the Original Agreement to “this Agreement” or the like shall refer to the Original Agreement as amended by this Amendment No. 1, unless the context clearly requires otherwise.

If the foregoing correctly sets forth the understanding between the Company and Wedbush, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 1 and your acceptance shall constitute a binding agreement between the Company and Wedbush.

Very truly yours,

ARCA BIOPHARMA, INC.

By:	/s/ Michael R. Bristow
Name:	Michael R. Bristow, Ph.D., M.D.
Title:	President and Chief Executive Officer

ACCEPTED as of the date
first written above

WEDBUSH SECURITIES INC.

By:	/s/ Thomas J. Dietz
Name:	Thomas J. Dietz
Title:	Head of Investment Banking

Signature Page to Amendment No. 1 Equity Distribution Agreement